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                                                                  EXECUTION COPY
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                                 INVESTMENT AGREEMENT

                            DATED AS OF NOVEMBER 25, 1997


                                       BETWEEN


                                 LIH HOLDINGS II, LLC

                                         AND

                          LUND INTERNATIONAL HOLDINGS, INC.


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

         INVESTMENT AGREEMENT, dated as of November 25, 1997, between LIH HOLDINGS II, LLC, a Delaware limited liability company (the "PURCHASER"), and LUND INTERNATIONAL HOLDINGS, INC., a Delaware corporation (the "COMPANY").

         WHEREAS, LIH Holdings, LLC, a Delaware limited liability company ("LIH HOLDINGS I"), and an Affiliate of the Purchaser, is presently the owner of 1,686,893 shares of Common Stock, par value $0.10 per share (the "COMMON STOCK"), of the Company.

         WHEREAS, pursuant to an Offer to Purchase dated the date hereof (the "OFFER TO PURCHASE"), Lund Acquisition Corp., a Delaware corporation ("LUND ACQUISITION"), and a wholly-owned subsidiary of the Company intends to make a tender offer to purchase for cash (the "TENDER OFFER") all of the issued and outstanding shares of common stock, par value $.01 per share (the "TARGET COMMON STOCK"), of Deflecta-Shield Corporation, a Delaware corporation ("TARGET"), at a price of $16.00 per share of Target Common Stock (the "OFFER PRICE").

         WHEREAS, pursuant to the Tender Offer, and subject to the terms and conditions set forth in the Offer to Purchase, Lund Acquisition intends to purchase not less than such number of shares of Target Common Stock which shall constitute at least a majority of the issued and outstanding Target Common Stock on a fully diluted basis (the "MINIMUM AMOUNT OF TARGET SHARES").

         WHEREAS, as soon as practicable following the consummation of the Tender Offer, the Company intends to effect a merger of Lund Acquisition with and into Target (the "MERGER").

         WHEREAS, in order to provide a portion of the funds required for the consummation of the Tender Offer, Lund Acquisition has received a Commitment Letter, dated the date hereof (the "COMMITMENT LETTER"), from Heller Financial, Inc. in favor of Lund Acquisition.

         WHEREAS, in order to provide a portion of the funds required for the consummation of the Tender Offer, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, 874,400 shares of Common Stock and 1,493,398 shares of Series A Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), of the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                      ARTICLE I

                                      DEFINITION

         I.1 DEFINITIONS. As used in this Agreement, the following defined terms shall have the meanings indicated below:

         "ACTIONS OR PROCEEDINGS" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

         "AFFILIATE" means, as applied to any Person, (i) any other Person directly or indirectly controlling, controlled by or under common control with that Person, (ii) any other Person that owns or controls 5% or more of any class of equity securities (including any equity securities issuable upon the exercise of any Option) of that Person or any of its Affiliates, or (iii) any member, director, partner, officer, agent, employee or relative of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise. For the purpose of this Agreement, (i) neither the Purchaser, LIH Holdings I, nor any of their respective Affiliates shall be deemed to be "Affiliates" of the Company or any Subsidiary and (ii) neither the Company, any Subsidiary, nor any of their respective Affiliates shall be deemed to be "Affiliates" of the Purchaser or LIH Holdings I.

         "AGREEMENT" means this Investment Agreement and the schedules hereto and the certificates delivered in connection herewith, as the same may be amended, modified or restated from time to time in accordance with the terms hereof.

         "AMENDED AND RESTATED GOVERNANCE AGREEMENT" means the Amended and Restated Governance Agreement, dated as of the date hereof, among LIH Holdings I, the Purchaser and the Company, in the form attached as EXHIBIT C.

         "ASSETS AND PROPERTIES" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and intellectual property.

         "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the State of New York or the State of Minnesota are authorized or obligated to close.


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

         "BUSINESS OR CONDITION OF THE COMPANY" means the business, condition (financial or otherwise), results of operations, and Assets and Properties of the Company and the Subsidiaries taken as a whole.

         "CHARTER" means the Certificate of Incorporation of the Company, as amended, after giving effect to the filing of the Class B-1 Certificate of Designation and the Series A Certificate of Designation with the Secretary of State of the State of Delaware.

         "CLAIM NOTICE" has the meaning ascribed to it in Section 9.2(a).

         "CLASS B COMMON STOCK" has the meaning ascribed to it in Section 3.3.

         "CLASS B-1 CERTIFICATE OF DESIGNATION" means the Certificate of Designation with respect to the Class B-1 Common Stock in the form attached as EXHIBIT A, to be filed with the Secretary of State of the State of Delaware prior to the Closing.

         "CLASS B-1 COMMON STOCK" has the meaning ascribed to it in introductory paragraphs of this Agreement.

         "CLOSING" means the closing of the transactions contemplated by
Section 2.2.

         "CLOSING DATE" means the date on which the Closing actually occurs.

         "COMMITMENT LETTER" has the meaning ascribed to it in the introductory paragraphs of this Agreement.

         "COMMON STOCK" has the meaning ascribed to it in introductory paragraphs of this Agreement.

         "COMPANY" has the meaning ascribed to it in the introductory paragraphs of this Agreement.

         "CONTRACT" means any agreement, lease, debenture, note, evidence of Indebtedness, mortgage, indenture, security agreement or other contract or other commitment (whether written or oral).

         "CREDIT AGREEMENT" means the Credit Agreement to be entered into between Heller Financial, Inc. and Lund Acquisition on or prior to the Closing Date pursuant to the terms of the Commitment Letter.

         "DISPUTE PERIOD" means the period ending thirty (30) calendar days following receipt by an Indemnifying Party of an Indemnity Notice.


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

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "FINANCIAL STATEMENT DATE" means June 30, 1997.

         "GAAP" means United States generally accepted accounting principles, consistently applied throughout the specified period and in all prior comparable periods.

         "GOVERNMENTAL OR REGULATORY AUTHORITY" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, any arbitrator, tribunal or panel of arbitrators and, shall include any stock exchange, quotation service and the National Association of Securities Dealers.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "INDEBTEDNESS" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

         "INDEMNIFIED PARTY" has the meaning ascribed to it in Section 9.1.

         "INDEMNIFYING PARTY" has the meaning ascribed to it in Section 9.1.

         "INDEMNITY NOTICE" has the meaning ascribed to it in Section 9.2(c).

         "LAWS" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

         "LIENS" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or Contract committing to grant any of the foregoing.

         "LIH HOLDINGS I" has the meaning ascribed to it in the introductory paragraphs of this Agreement.


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

         "LOSS" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses, including interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include all fees and expenses, including, without limitation reasonable fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any Third Party Claims or (ii) asserting or disputing any rights under this Agreement or any Transaction Document, against the Company and, including as to any indemnifiable claim of the Purchaser, any diminution in the value of the Shares.

         "MERGER" has the meaning ascribed to it in the introductory paragraphs of this Agreement.

         "MERGER AGREEMENT" means the Agreement and Plan of Merger, dated as of the date hereof, among the Company, Lund Acquisition and Target.

         "MINIMUM AMOUNT OF TARGET SHARES" has the meaning ascribed to it in the introductory paragraphs of this Agreement.

         "OFFER PRICE" has the meaning ascribed to it in the introductory paragraphs of this Agreement.

         "OFFER TO PURCHASE" has the meaning ascribed to it in the introductory paragraphs of this Agreement.

         "OPTION" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interest of such Person or (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interests of such Person, including without limitation any rights to participate in the equity, income or election of directors, management committee members or officers of such Person.

         "ORDER" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

         "PERSON" or "PERSON" means any individual, corporation, joint stock corporation, limited liability company or partnership, general partnership, limited partnership, proprietorship, joint venture, other business organization, trust, union, association, Governmental or Regulatory Authority or other entity of any kind.


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

         "PREFERRED STOCK" has the meaning ascribed to it in Section 3.3.

         "PURCHASE PRICE" has the meaning ascribed to it in Section 2.1.

         "PURCHASER" has the meaning ascribed to it in the introductory paragraphs of this Agreement.

         "RESOLUTION PERIOD" means the period ending thirty (30) calendar days following receipt by an Indemnified Party of a Dispute Notice.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SERIES A CERTIFICATE OF DESIGNATION" means the Certificate of Designation with respect to the Series A Preferred Stock in the form attached as EXHIBIT B, to be filed with the Secretary of State of the State of Delaware prior to the Closing.

         "SERIES A PREFERRED STOCK" has the meaning ascribed to it in the introductory paragraphs of this Agreement.

         "SHARES" has the meaning ascribed to it in Section 2.1.

         "SUBSIDIARY" means any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person.

         "TARGET" has the meaning ascribed to it in the introductory paragraphs of this Agreement.

         "TARGET COMMON STOCK" has the meaning ascribed to it in the introductory paragraphs of this Agreement.

         "TENDER OFFER" has the meaning ascribed to it in the introductory paragraphs of this Agreement.

         "TENDER OFFER MATERIALS" means the Tender Offer Statement on Schedule 14D-1 to be filed by the Company and Lund Acquisition with the SEC pursuant to
Section 14(d)(1) of the Exchange Act, together with all exhibits thereto, including the form of Offer to Purchase, as amended or supplemented from time to time, in connection with the Tender Offer.

         "THIRD PARTY CLAIM" has the meaning ascribed to it in Section 9.2(a).

         "TRANSACTION DOCUMENTS" means the Amended and Restated Governance Agreement and any support or other agreement to be entered into between the parties hereto in connection with the transactions contemplated by this Agreement.

         "VCOC" has the meaning ascribed to it in Section 5.3.
         I.2 CERTAIN CONVENTIONS. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement, (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement, and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company or a Subsidiary. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.


                                     ARTICLE  II

                              SALE  OF  SHARES; CLOSING

         II.1 PURCHASE AND SALE. On the terms and subject to the conditions of this Agreement, at the Closing, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 874,400 shares of Common Stock and 1,493,398 shares of Series A Preferred Stock (together, the "Shares"), free and clear of all Liens, for an aggregate purchase price (payable in cash in the manner provided in Section 2.2) equal to $30,000,000 (the "PURCHASE PRICE").

         II.2 CLOSING. The Closing will take place at such location as the parties mutually agree on the date on which each of the conditions precedent set forth in Article VI and Article VII shall have been satisfied or waived as provided therein. At the Closing, the Purchaser shall pay the Purchase Price by wire transfer of immediately available funds to the account specified by the Company by written notice delivered to the Purchaser at least two (2) Business Days before the Closing Date. Simultaneously, the Company shall deliver to the Purchaser certificates, registered in the name of the Purchaser, representing the Shares. At the Closing, there shall also be delivered to the Company and the Purchaser the opinions, certificates and other Contracts, documents and instruments to be delivered under Articles VI and VII.


                                     ARTICLE  III

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchaser that the statements contained in this Article III are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III).

         III.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use or leasing of its Assets and Properties or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except where the failure to be so qualified, licensed, admitted or in good standing will not, individually or in the aggregate, have a material adverse effect on the Business or Condition of the Company.

         III.2     POWER AND AUTHORITY.   The Company has the requisite power
and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder, to consummate the transactions contemplated hereby and thereby and to consummate the transactions contemplated by the Tender Offer Materials, the Merger Agreement, the Commitment Letter and the Credit Agreement. The execution and delivery by the Company of this Agreement and the Transaction Documents to which it is a party, the performance by the Company of its obligations hereunder and thereunder, the consummation of the transactions contemplated hereby and thereby and the consummation of the transactions contemplated by the Tender Offer Materials, the Merger Agreement, the Commitment Letter and the Credit Agreement, have been duly and validly authorized by all necessary action on the part of the Board of Directors of the Company, which action of the Board of Directors is the only corporate action necessary therefor. This Agreement has been duly and validly executed and delivered by the Company and constitutes, and upon the execution and delivery by the Company of each Transaction Document to which it is a party, each such Transaction Document will constitute, a legal, valid and binding obligation of the Company, in each case enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

         III.3     CAPITAL.     As of the date hereof and prior to the
transactions contemplated by this Agreement, the Transaction Documents, the Tender Offer Materials and the Credit Agreement, the authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, 3,000,000 shares of Class B Common Stock, par value $0.01 (the "CLASS B COMMON STOCK"), and 2,000,000 shares of Preferred Stock, par value $0.01 (the "PREFERRED STOCK"), of which (i) 4,393,970 shares of Common Stock are outstanding, all of which are validly issued, fully paid and non-assessable, and have been issued in compliance with all applicable federal and state securities laws, (ii) no shares of Class B Common Stock are outstanding and (iii) no shares of Preferred Stock are outstanding. Immediately after giving effect to the Closing and the other transactions contemplated by this Agreement, the Transaction Documents, the Tender Offer Materials and the Credit Agreement to occur on the Closing Date, (i) the authorized capital stock of the Company will consist of 25,000,000 shares of Common Stock, 3,000,000 shares of Class B Common Stock, of which 1,493,398 shares shall be designated Class B-1 Common Stock, and 2,000,000 shares of Preferred Stock, of which 1,493,398 shares shall be designated Series A Preferred Stock, in each case having the terms and conditions specified in the Charter, and (ii) the outstanding capital stock of the Company will consist of 5,268,370 shares of Common Stock and 1,493,398 shares of Series A Preferred Stock. Except for the Class B-1 Common Stock, the Series A Preferred Stock or as set forth in SCHEDULE I hereto, there are no, and immediately after giving effect to the Closing and the other transactions contemplated by this Agreement, the Transaction Documents, the Tender Offer Materials and the Credit Agreement to occur on the Closing Date, there will not be any, outstanding Options with respect to the Company, no agreements, arrangements or understandings to issue Options with respect to the Company and no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of the Company's capital stock. Upon issuance at the Closing, the certificate or certificates representing the Shares purchased hereunder to the Purchaser will grant the Purchaser good and valid title to the Shares free and clear of all Liens, and all the Shares will have been duly authorized, validly issued and fully paid and will be nonassessable. The Company has taken all necessary corporate action to reserve the full number of shares of Common Stock issuable upon conversion of the Class B-1 Common Stock issuable upon conversion of the Series A Preferred Stock included in the Shares, and the full number of shares of Class B-1 Common Stock issuable upon conversion of the Series A Preferred Stock included in the Shares. The Common Stock issuable upon conversion of the Class B-1 Common Stock issuable upon conversion of the Series A Preferred Stock included in the Shares and the Class B-1 Common Stock issuable upon conversion of the Series A Preferred Stock included in the Shares, when issued upon such conversion, will be duly authorized, validly issued, fully paid and nonassessable. Neither the execution, delivery or performance by the Company of this Agreement or the Transaction Documents to which it is a party, the issuance of the Shares as contemplated hereby, the issuance of shares of Common Stock upon conversion of the Class B-1 Common Stock issuable upon conversion of the Series A Preferred Stock included in the Shares, the issuance of shares of Class B-1 Common Stock issuable upon conversion of the Series A Preferred Stock included in the Shares, nor the consummation of the transactions contemplated by this Agreement, the Transaction Documents, the Tender Offer Materials, the Merger Agreement and the Credit Agreement, will give rise to or result in (with or without notice, lapse of time or both) any antidilution adjustment, acceleration of vesting or other change under or to any Option, except as set forth in SCHEDULE I hereto.

         III.4 SUBSIDIARIES. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Each Subsidiary is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use or leasing of such Subsidiary's Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except where the failure to be so qualified, licensed, admitted or in good standing will not, individually or in the aggregate, have a material adverse effect on the Business or Condition of the Company. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned, beneficially and of record, by the Company or Subsidiaries wholly owned by the Company, free and clear of all Liens. There are no outstanding Options with respect to any Subsidiary. Except for the Subsidiaries, the Company holds no equity, partnership, joint venture or other interest in any Person.

         III.5 NO CONFLICTS. The execution and delivery by the Company of this Agreement and the Transaction Documents to which it is a party, the performance by the Company of its respective obligations hereunder and thereunder, the consummation of the transactions contemplated hereby and thereby (including, without limitation, the filing of the Class B-1 Certificate of Designation and the Series A Certificate of Designation, the issuance of the Shares, the issuance of the Common Stock upon conversion of the Class B-1 Common Stock issuable upon conversion of the Series A Preferred Stock included in the Shares, and the issuance of the Class B-1 Common Stock issuable upon conversion of the Series A Preferred Stock included in the Shares), and the consummation of the transactions contemplated by the Tender Offer Materials, the Merger Agreement, the Commitment Letter and the Credit Agreement does not and will not: (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Company's certificate of incorporation or by-laws; (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to the Company or any Subsidiary or any of their respective Assets and Properties; or (c) except as set forth on
SCHEDULE II hereto, (i) conflict with or result in a violation or breach of,
(ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require the Company or any Subsidiary to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in any termination, cancellation, acceleration or modification of, or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, (vi) other than liabilities under this Agreement, the Transaction Documents and the transactions contemplated by this Agreement, the Transaction Documents, the Tender Offer Materials, the Merger Agreement, the Commitment Letter and the Credit Agreement, result in the creation of any new, additional or increased liability of the Company or any Subsidiary under or (vii) result in the creation or imposition of any Lien upon the Company or any Subsidiary or any of their respective Assets and Properties under, any Contract to which the Company or any Subsidiary is a party or by which any of their respective Assets and Properties are bound.

         III.6 GOVERNMENTAL APPROVALS AND FILINGS. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Company (other than as may be required under the HSR Act or the Exchange Act and other than the filing of the Class B-1 Certificate of Designation and the Series A Certificate of Designation with the Secretary of State of the State of Delaware) is required in connection with the execution, delivery and performance of this Agreement and the Transaction Documents, the consummation of the transactions contemplated hereby and thereby or the consummation of the transactions contemplated by the Tender Offer Materials, the Merger Agreement, the Commitment Letter or the Credit Agreement.

         III.7 SEC DOCUMENTS; FINANCIAL STATEMENTS. Each report, schedule, form, statement and other document required to be filed by the Company with the SEC, including, without limitation, the Tender Offer Materials (each an "SEC DOCUMENT", and collectively, the "SEC DOCUMENTS") has been filed. As of its filing date, each SEC Document complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and none of the SEC Documents, except to the extent that information contained in any SEC Document has been revised or superseded by a later-filed or later declared effective, as the case may be, SEC Document, contained any untrue statement of a material fact or omitted to state a material fact (x) necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) required to be stated therein or necessary to make the statements therein not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not have or reflect a material adverse effect on the Business or Condition of the Company).

         III.8 ABSENCE OF CHANGES. Since the Financial Statement Date, except as set forth in SCHEDULE III hereto or as disclosed in the SEC Documents filed prior to the execution and delivery hereof, there has not been any event or development which, individually or together with other such events, did have or could reasonably be expected to have a material adverse effect on the Business or Condition of the Company. None of the other representations or warranties in this Agreement shall be deemed to limit the foregoing.

         III.9 LEGAL PROCEEDINGS. There are no Actions or Proceedings pending or, to the knowledge of the Company, overtly threatened against, relating to or affecting the Company or any Subsidiary or any of their respective Assets and Properties, which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, the Transaction Documents, the Tender Offer Materials, the Merger Agreement, the Commitment

Letter or the Credit Agreement, or (ii) if determined adversely to the Company or such Subsidiary, could reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Business or Condition of the Company.

         III.10 OTHER NEGOTIATIONS; BROKERS. Neither the Company, any Subsidiary, nor any of their respective Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Company, any Subsidiary or any such Affiliate) (i) has entered into any agreement that conflicts with any of the transactions contemplated by this Agreement, the Transaction Documents, the Tender Offer Materials, the Merger Agreement or the Credit Agreement or (ii) has entered into any agreement or had any discussions with any third party regarding any transaction involving the Company or any Subsidiary which could result in the Purchaser, their respective members, or the general or limited partners, members, officers, directors, employees, agents or Affiliates of any of them being subject to any claim for liability to said third party in connection with this Agreement, the Transaction Documents or the consummation of any of the transactions contemplated hereby, thereby, by the Tender Offer Materials, by the Merger Agreement or by the Credit Agreement. Other than Piper Jaffray Inc., the fees and expenses of which will be paid by the Company, no agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this Agreement, the Transaction Documents, the Tender Offer Materials, the Merger Agreement or the Credit Agreement on the basis of any act or statement made or alleged to have been made by the Company, any Subsidiary, any of their respective Affiliates, or any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Company, any Subsidiary or any such Affiliate.

         III.11 EXEMPTION FROM REGISTRATION; RESTRICTIONS ON OFFER AND SALE OF SAME OR SIMILAR SECURITIES. Assuming the representations and warranties of the Purchaser set forth in Section 4.3 are true and correct in all material respects, the offer and sale of the Shares made pursuant to this Agreement is exempt from the registration requirements of the Securities Act. Neither the Company nor any Person (other than the Purchaser and its Affiliates as to which no representation is made) authorized to act on its behalf has, in connection with the offering of the Shares, engaged in (i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), (ii) any action involving a public offering within the meaning of Section 4(2) of the Securities Act, or (iii) any action that would require the registration under the Securities Act of the offering and sale of the Shares pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws. Neither the Company nor any Person (other than the Purchaser and its Affiliates as to which no representation is made) authorized to act on its behalf has made, directly or indirectly, any offer or sale of the Shares or of securities of the same or a similar class as the Shares that could cause the offer and sale of the Shares contemplated hereby to fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Securities Act.

         III.12 OTHER AGREEMENTS. Each of the representations and warranties of the Company and Lund Acquisition contained in the Merger Agreement are true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of the date hereof. Each of the representations and warranties to be contained in the Credit Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of the Closing Date.

         III.13 DISCLOSURE. No representation or warranty contained in this Agreement, and no statement contained in any Schedule or in any certificate, list or other writing furnished to the Purchaser pursuant to any provision of this Agreement, including, without limitation, pursuant to Article VI, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.


                                      ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby represents and warrants to the Company that the statements contained in this Article IV are true and correct as of the date of this Agreement, and will be true and correct as of the Closing Date (as though made then and as though the Closing Date was substituted for the date of this Agreement throughout this Article IV).

         IV.1 ORGANIZATION; POWER AND AUTHORITY. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Purchaser has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Purchaser of this Agreement, the performance by the Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Purchaser.
This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

         IV.2 NO CONFLICTS. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not conflict with, or constitute a default under, any agreement, indenture or instrument to which the Purchaser is a party, or result in a violation of the Purchaser's operating agreement or any order, judgment or decree of any court or Governmental or Regulatory Authority having jurisdiction over the Purchaser or any of its properties, and, except for such filings as may be required by the Exchange Act, no consent, authorization or order of, or filing or registration with, any court or Governmental or Regulatory Authority is required by the Purchaser for the execution, delivery and performance of this Agreement.

         IV.3 PURCHASE FOR INVESTMENT. The Shares will be acquired by the Purchaser for its own account for the purpose of investment and not with a view to the resale or distribution of all or any part of the Shares in violation of the Securities Act, it being understood that the right to dispose of the Shares shall, subject to the Amended and Restated Governance Agreement, be entirely within the discretion of the Purchaser. The Purchaser is an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). Purchaser has such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the Shares and is able to bear the economic risk of its investment in the Shares (including a complete loss of its investment). Purchaser understands that the Shares have not been registered under the Securities Act or any state securities laws by reason of an exemption from the registration requirements of the Securities Act and such state securities laws, which depend upon, among other things, the accuracy of the representations set forth herein.

         IV.4 BROKERS. Other than Piper Jaffray Inc., the fees and expenses of which will be paid by the Company, no agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this Agreement on the basis of any act or statement made by the Purchaser.

                                      ARTICLE V

                               COVENANTS OF THE COMPANY

         V.1 REGULATORY AND OTHER APPROVALS. The Company shall and shall cause each Subsidiary to (a) take all necessary or desirable steps and proceed diligently and in good faith and use its best efforts, as promptly as practicable, to obtain all consents, approvals or actions of, to make all filings with and to give all notices to, Governmental or Regulatory Authorities or any other Person required of the Company or any Subsidiary to consummate the transactions contemplated by this Agreement, the Transaction Documents, the Tender Offer Materials, the Merger Agreement, the Commitment Letter and the Credit Agreement, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as the Purchaser or such Governmental or Regulatory Authorities or other Persons may reasonably request and (c) cooperate with the Purchaser as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to, Governmental or Regulatory Authorities or other Persons required of the Purchaser to consummate the transactions contemplated by this Agreement, the Transaction Documents, the Tender Offer Materials, the Merger Agreement, the Commitment Letter and the Credit Agreement. The Company will provide prompt notification to the Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise the Purchaser of any communications (and, unless precluded by Law, provide the Purchaser with copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement, the Transaction Documents, the Tender Offer Materials, the Merger Agreement or the Credit Agreement.

         V.2 RESERVATION OF SHARES. The Company will, at all times that the shares of Series A Preferred Stock included in the Shares are outstanding, keep reserved (i) the full number of shares of Class B-1 Common Stock issuable upon conversion of the shares of Series A Preferred Stock included in the Shares and
(ii) the full number of shares of Common Stock issuable upon conversion of the shares of Class B-1 Common Stock issuable upon conversion of the Series A Preferred Stock included in the Shares.

         V.3 VENTURE CAPITAL OPERATING COMPANY STATUS. In the event that (i) at any time the Purchaser is not entitled to designate at least one member for election to the board of directors of the Company, or (ii) the United States Department of Labor through formal or informal rules, regulations or interpretations provides, or it is otherwise established through governmental or court action, that such representation does not constitute the exercise of management rights of the kind necessary to enable Harvest Partners III, L.P. to continue to qualify as a "venture capital operating company" within the meaning of Section 2510.3-101 of the plan asset regulations promulgated by the United States Department of Labor (a "VCOC"), then the Company shall, acting through its Board of Directors in a manner consistent with its fiduciary obligations and the terms of the Amended and Restated Governance Agreement, grant to the Purchaser such management rights as the Company shall determine, the exercise of which would, in the opinion of counsel to the Purchaser, enable Harvest Partners III, L.P. to continue to qualify as a VCOC.

         V.4 TENDER OFFER MATERIALS. As soon as practicable after the execution and delivery of this Agreement, the Company shall prepare the Tender Offer Materials. The Company shall incorporate into the Tender Offer Materials all revisions thereto with respect to descriptions of and references to the Purchaser or any of its Affiliates and the terms of this Agreement, the Transaction Documents and the transactions contemplated hereby or thereby reasonably requested by the Purchaser, and the Company shall file the Tender Offer Materials with the SEC as promptly as practicable after the execution and delivery of this Agreement, and in any event within the time periods required by the SEC. The Company shall promptly deliver to the Purchaser all Tender Offer Materials and all other documents and materials filed with the SEC by the Company, Lund Acquisition or Target in connection with the transactions contemplated by this Agreement, the Transaction Documents, the Tender Offer Materials, the

Merger Agreement and the Credit Agreement. The Company shall promptly forward to the Purchaser copies of any comments of the staff of the SEC to the Tender Offer Materials and will incorporate into its reply and any revised Tender Offer Materials all revisions thereto with respect to descriptions of and references to the Purchaser or any of its Affiliates and the terms of this Agreement, the Transaction Documents and the transactions contemplated hereby or thereby reasonably requested by the Purchaser.

         V.5 USE OF PROCEEDS. The Company shall use the proceeds from (i) the purchase and sale of the Shares hereunder and (ii) the Credit Agreement in order to consummate the Offer to Purchase and the Merger.

         V.6 STOCKHOLDER CONSENT. The Company shall promptly (and, if necessary, from time to time as requested by the Purchaser) call a stockholders meeting for the purpose of approving the terms of the Class B-1 Common Stock and the conversion of the Series A Preferred Stock into Class B-1 Common Stock pursuant to the terms of the Series A Certificate of Designation.

         V.7 NASDAQ NATIONAL MARKET. Prior to the Closing, the Company shall cause the shares of Common Stock included in the Shares to be approved for listing, subject to notice of issuance, by the Nasdaq National Market. As soon as practicable after the approval of the stockholders of the Company of the terms of the Class B-1 Common Stock and the conversion of the Series A Preferred Stock into Class B-1 Common Stock pursuant to the terms of the Series A Certificate of Designation, the Company shall cause the shares of Common Stock issuable upon conversion of the Class B-1 Common Stock issuable upon conversion of the Series A Preferred Stock included in the Shares to be approved for listing, subject to notice of issuance, by the Nasdaq National Market.

         V.8 NOTICE AND CURE. The Company shall notify the Purchaser promptly in writing of, and contemporaneously shall provide the Purchaser with true and complete copies of any and all information or documents relating to, and the Company shall use its best efforts to cure before the Closing, any event, transaction or circumstance that causes or shall cause any covenant or agreement of the Company under this Agreement to be materially breached (if not qualified by materiality or material adverse effect) or breached (if qualified by materiality or material adverse effect) or that renders or shall render materially untrue (if not qualified by materiality or material adverse effect) or untrue (if qualified by materiality or material adverse effect) any representation or warranty of the Company contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. The Company also shall notify the Purchaser promptly in writing of, and the Company shall use its best efforts to cure, before the Closing, any material violation or material breach (in each case, if not qualified by materiality or material adverse effect) or any violation or breach (in each case, if qualified by materiality or material adverse effect) of any representation, warranty, covenant or agreement made by the Company in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit the Purchaser's right to seek indemnity under Article IX.

         V.9 FULFILLMENT OF CONDITIONS. The Company shall take all steps necessary or desirable and use its best efforts to satisfy each condition to the obligations of the Purchaser contained in this Agreement and shall not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.


                                      ARTICLE VI

                      CONDITIONS TO OBLIGATIONS OF THE PURCHASER

         The obligations of the Purchaser hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Purchaser in its sole discretion):

         VI.1 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Company in this Agreement shall be true and correct in all material respects (if not qualified by materiality or material adverse effect) and in all respects (if qualified by materiality or material adverse effect) on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

         VI.2 PERFORMANCE. The Company shall have performed and complied with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company at or before the Closing.

         VI.3 OFFICERS' CERTIFICATES. The Company shall have delivered to the Purchaser a closing certificate, dated the Closing Date and executed by the President or any Vice President of the Company, substantially in the form and to the effect of EXHIBIT D-1 hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of the Company, substantially in the form and to the effect of EXHIBIT D-2 hereto.

         VI.4 ORDERS AND LAWS. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, the Transaction Documents, the Tender Offer Materials, the Merger Agreement or the Credit Agreement.

         VI.5 REGULATORY CONSENTS AND APPROVALS. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit the

Purchaser and the Company to perform their obligations under this Agreement and the Transaction Documents and to consummate the transactions contemplated by this Agreement, the Transaction Documents, the Tender Offer Materials, the Merger Agreement and the Credit Agreement (i) shall have been duly obtained, made or given, (ii) shall be in form and substance reasonably satisfactory to the Purchaser, (iii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (iv) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement, the Transaction Documents, the Tender Offer Materials, the Merger Agreement and the Credit Agreement shall have occurred.

         VI.6 THIRD PARTY CONSENTS. All consents (or in lieu thereof waivers) to the performance by the Purchaser and the Company of their obligations under this Agreement and the Transaction Documents or to the consummation of the transactions contemplated by this Agreement, the Transaction Documents, the Tender Offer Materials, the Merger Agreement and the Credit Agreement as are required under any Contract to which the Purchaser or the Company or any Subsidiary is a party or by which any of their respective Assets and Properties are bound and where the failure to obtain any such consent (or in lieu thereof waiver) could reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect the Purchaser or the Business or Condition of the Company or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement, the Transaction Documents, the Tender Offer Materials, the Merger Agreement or the Credit Agreement to the Purchaser in its sole discretion, (i) shall have been obtained, (ii) shall be in form and substance reasonably satisfactory to the Purchaser, (iii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (iv) shall be in full force and effect.

         VI.7 OPINION OF COUNSEL. The Purchaser shall have received the opinion of Leonard, Street and Deinard, counsel to the Company, dated the Closing Date, in the form and to the effect reasonably satisfactory to the Purchaser.

         VI.8 CERTIFICATES OF DESIGNATION. The Purchaser shall have received evidence satisfactory to it that the Class B-1 Certificate of Designation, substantially in the form of EXHIBIT A hereto, and the Series A Certificate of Designation, substantially in the form of EXHIBIT B hereto, shall each have been duly filed with the Office of the Secretary of State of the State of Delaware and become effective in accordance with their respective terms.

         VI.9 TRANSACTION DOCUMENTS. Each of the Transaction Documents shall have been duly executed and delivered by the respective parties thereto other than the Purchaser and LIH Holdings I and shall be in full force and effect.

         VI.10 DELIVERY OF CERTIFICATES. Duly executed certificates representing the Shares shall have been delivered to the Purchaser.

         VI.11     [INTENTIONALLY OMITTED].

         VI.12 MERGER AGREEMENT. The Purchaser shall have received an executed copy of the Merger Agreement, and all amendments, waivers, modifications and supplements thereto, which shall be in full force and effect and which shall not impose any limitations on the exercise by any holder of Class B-1 Common Stock or Series A Preferred Stock of any of its rights (including without limitation rights of conversion or redemption under the Class B-1 Common Stock or the Series A Preferred Stock, respectively).

         VI.13 CREDIT AGREEMENT. The Purchaser shall have received an executed copy of the Credit Agreement, and all amendments, waivers, modifications and supplements thereto, which shall be in full force and effect and which shall not impose any limitations on the exercise by any holder of Class B-1 Common Stock or Series A Preferred Stock of any of its rights (including without limitation rights of conversion or redemption under the Class B-1 Common Stock or the Series A Preferred Stock, respectively).

         VI.14 MINIMUM AMOUNT OF TARGET SHARES; OFFER PRICE. The Company shall have acquired concurrently with the purchase and sale of the Shares hereunder at least the Minimum Amount of Target Shares at a price per share equal to the Offer Price, and there shall not have been any material change in the number of shares of Target Common Stock outstanding since the date of the execution and delivery of this Agreement.

         VI.15 CONDITIONS TO RELATED TRANSACTIONS. Each of the conditions precedent to the consummation of the transactions contemplated by the Tender Offer Materials, the Merger Agreement and the Credit Agreement shall have been satisfied in all material respects.

         VI.16     NASDAQ NATIONAL MARKET.   The Common Stock included in the
Shares shall have been approved for listing, subject to notice of issuance, by the Nasdaq National Market.

         VI.17 PROCEEDINGS. All proceedings to be taken on the part of the Company in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser and its legal counsel, and Purchaser shall have received copies of all such documents and other evidence as Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.


                                     ARTICLE  VII

                       CONDITIONS TO OBLIGATIONS OF THE COMPANY

         The obligations of the Company hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Company in its sole discretion):

         VII.1 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

         VII.2 PERFORMANCE. The Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Purchaser at or before the Closing.

         VII.3 CERTIFICATE. The Purchaser shall have delivered to the Company a certificate, dated the Closing Date and executed by a Manager of the Purchaser, substantially in the form and to the effect of EXHIBIT E attached hereto.

         VII.4 ORDERS AND LAWS. There shall not be in effect on the Closing Date any Orders or Laws that became effective after the execution and delivery of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, the Transaction Documents, the Tender Offer Materials, the Merger Agreement or the Credit Agreement.

         VII.5 TRANSACTION DOCUMENTS. The Transaction Documents shall have been duly executed and delivered by the respective parties thereto other than the Company, and shall be in full force and effect.

         VII.6 TENDER OFFER. At least the Minimum Amount of Target Shares shall have been tendered to the Company at the Offer Price by the holders thereof.

                                    ARTICLE  VIII

                       SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                               COVENANTS AND AGREEMENTS

         Notwithstanding any right of the Purchaser (whether or not exercised) to investigate the affairs of the Company or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of another party contained in this Agreement or the waiver of any condition to Closing, the Company, on the one hand, and the Purchaser, on the other hand, have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of the Company and the Purchaser contained in this Agreement will survive the Closing (a) indefinitely with respect to the covenants and agreements herein and the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.4 and 3.10 and 4.1 and 4.4 and (b) until the third anniversary of the Closing Date with respect to all other representations and warranties, except that any representation or warranty that would otherwise terminate in accordance with clause (b) above will continue to survive if a Claim Notice (as defined below) or Indemnity Notice (as defined below), as applicable, shall have been timely given under Article IX on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article IX, but only with respect to matters described in such Claim Notice or Indemnity Notice.


                                     ARTICLE  IX

                                   INDEMNIFICATION

         IX.1 INDEMNIFICATION. Whether or not the transactions contemplated by this Agreement are consummated, the Company (the "INDEMNIFYING PARTY") shall indemnify the Purchaser and its Affiliates, and each of their respective officers, directors, managers, partners, employees, agents, members and stockholders (the "INDEMNIFIED PARTIES") in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Company contained in this Agreement, (ii) the assertion by any Person not a party to this Agreement of any claim against an Indemnified Party in connection with the matters or transactions that are the subject of or contemplated by this Agreement, any of the Transaction Documents, the Tender Offer Materials, the Merger Agreement or the Credit Agreement (including without limitation any claim asserted in any actual or threatened Action or Proceeding with respect to (x) any use made or proposed to be made of the proceeds from the issuance or sale of the Shares or (y) the purchase of the Shares), (iii) violations of applicable securities laws by the Company in connection with the offering of the Shares; PROVIDED, HOWEVER, that no Indemnifying Party shall be obligated pursuant to clause (ii) of this Section 9.1 to the extent that a Loss claimed thereunder is finally adjudicated by a court of competent jurisdiction to have resulted primarily from the negligence or wilful misconduct of the Indemnified Party making such claim. The Company shall reimburse each Indemnified Party (whether or not such Indemnified Party is a party to this Agreement) for all expenses (including counsel fees and disbursements) as they are incurred by such Indemnified Party in connection with investigating and preparing or defending any Action or Proceeding referred to above (whether or not such Indemnified Party is a formal party to any such Action or Proceeding). If and to the extent that the indemnification set forth herein is finally determined by a court of competent jurisdiction to be unenforceable, the Company shall make the maximum contribution to the payment and satisfaction of the indemnified Losses as shall be permissible under applicable laws.

         IX.2 METHOD OF ASSERTING CLAIMS. All claims for indemnification by any Indemnified Party under Section 9.1 will be asserted and resolved as follows:

         (a) In order for an Indemnified Party to be entitled to any indemnification provided for under Section 9.1 in respect of, arising out of or involving a claim or demand made by any Person not a party to this Agreement against the Indemnified Party (a "THIRD PARTY CLAIM"), the Indemnified Party must deliver a claim notice (a "CLAIM NOTICE") to the Indemnifying Party within thirty (30) Business Days after receipt by such Indemnified Party of written notice of the Third Party Claim; PROVIDED, HOWEVER, that failure to give such Claim Notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

         (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party, which counsel must be reasonably satisfactory to the Indemnified Party. Subject to the next sentence, should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, but shall continue to pay for any expenses of investigation or any Loss suffered; and if the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in such defense and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. If (i) the Indemnifying Party shall not assume the defense of a Third Party Claim with counsel satisfactory to the Indemnified Party within twenty Business Days of any Claim Notice, or (ii) legal counsel for the Indemnified Party notifies the Indemnifying Party in writing that there are or may be legal defenses available to the Indemnified Party or to other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, which, if the Indemnified Party and the Indemnifying Party were to be represented by the same counsel, would constitute a conflict of interest for such counsel or prejudice prosecution of the defenses available to such Indemnified Party, or (iii) the Indemnifying Party shall assume the defense of a Third Party Claim and fail to diligently prosecute such defense, then in each such case the Indemnified Party, by notice to the Indemnifying Party, may employ its own counsel and control the defense of the Third Party Claim and the Indemnifying Party shall be liable for the reasonable fees, charges and disbursements of counsel employed by the Indemnified Party; ad the Indemnified Party shall be promptly reimbursed for any such fees, charges and disbursements, as and when incurred. Whether the Indemnifying Party or the Indemnified Party controls the defense of any Third Party Claim, the parties hereto shall cooperate in the defense thereof. Such cooperation shall include the retention and provision to the counsel of the controlling party of records and information which are reasonably relevant to such Third Party

Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall have the right to settle, compromise or discharge a Third Party Claim (other than any such Third Party Claim in which criminal conduct is alleged) without the Indemnified Party's consent if such settlement, compromise or discharge (i) constitutes a complete and unconditional discharge and release of the Indemnified Party, and (ii) provides for no relief other than the payment of monetary damages and such monetary damages are paid in full by the Indemnifying Party. Any amounts reimbursed to any Indemnified Party hereunder with respect to a particular Third Party Claim shall be repaid to the Indemnifying Party in the event that it is finally adjudicated by a court of competent jurisdiction that such Indemnified Party is not entitled to indemnification by the Indemnifying Party with respect to such Third Party Claim.

         (c)  In the event any Indemnified Party shall have a claim under
Section 9.1 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an indemnity notice (an "INDEMNITY NOTICE") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been materially prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section
9.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

         (d) The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at law or in equity, under federal and state securities laws by separate agreement or otherwise.


                                      ARTICLE  X

                                     TERMINATION

         X.1 TERMINATION. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

         (a) at any time before the Closing, by mutual written agreement of the Company and the Purchaser;

         (b) at any time before the Closing, by the Company or the Purchaser in the event (i) of a material breach hereof by the non-terminating party if such non-terminating party fails to cure such breach within five (5) Business Days following notification thereof by the terminating party or (ii) upon notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party; and

         (c) at any time after June 30, 1998 by the Company or the Purchaser, upon notification of the non-terminating party by the terminating party, if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party.

         X.2 EFFECT OF TERMINATION. If this Agreement is validly terminated pursuant to Section 10.1, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the Company or the Purchaser, except as provided in the next two (2) succeeding sentences and except that the provisions with respect to expenses in Section 11.3 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 10.1(b) or (c), the Company will remain liable to the Purchaser for any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement of the Company existing at the time of such termination, and the Purchaser will remain liable to the Company for any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement of the Purchaser existing at the time of such termination. Each of the Company and the Purchaser may seek such remedies, including damages and reimbursement for fees and expenses of attorneys, against the other with respect to any misrepresentation, breach, nonfulfillment or failure referred to above as provided under this Agreement, including, its remedies under Article IX with respect thereto, or as are otherwise available at Law or in equity.


                                     ARTICLE  XI

                                    MISCELLANEOUS

         XI.1 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

         (a)  If to the Purchaser, to:

              LIH Holdings II, LLC
              c/o Harvest Partners, Inc.
              767 Third Avenue
              New York, New York 10017
              Facsimile No:  (212) 593-0734
              Attn:  Ira D. Kleinman

              with a copy (which shall not constitute notice) to:

              Morgan, Lewis & Bockius LLP
              101 Park Avenue
              New York, New York 10178
              Facsimile No:  (212) 309-6273
              Attn:  Philip Werner, Esq.

         (b)  If to the Company, to:

              Lund International Holdings, Inc.
              911 Lund Boulevard
              Anoka, Minnesota 55303
              Facsimile No:
              Attn:  Chief Executive Officer

              with a copy (which shall not constitute notice) to:

              Leonard, Street and Deinard
              150 South Fifth Avenue
              Suite 2300
              Minneopolis, Minnesota 55402
              Facsimile No:  (612) 335-1657
              Attn:  Mark Weitz, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given on the earlier of the third Business Day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         XI.2 ENTIRE AGREEMENT. This Agreement and the Transaction Documents supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

         XI.3 FEES AND EXPENSES. In the event that (i) the transactions contemplated by this Agreement are consummated or (ii) this Agreement is terminated other than pursuant to Section 10.1(b) by reason of a material breach by Purchaser, the Company shall reimburse the Purchaser for all the reasonable fees and expenses (including the fees and expenses of counsel, consultants and accountants), incurred by the Purchaser prior to the Closing in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby or thereby.

         XI.4 FURTHER ASSURANCES At any time and from time to time after the Closing, the Company shall execute and deliver to the Purchaser such other documents and instruments, provide such materials and information and take such other actions as the Purchaser may reasonably request more effectively to vest title to the Shares in the Purchaser and to otherwise cause the Company to fulfill its other obligations under this Agreement and the Transaction Documents.

         XI.5 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

         XI.6 AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

         XI.7 THIRD PARTY BENEFICIARIES. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under Article IX.

         XI.8 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of Law or otherwise) by the Company without the prior written consent of the Purchaser and any attempt to do so will be void AB INITIO. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by the Purchaser without the prior written consent of the Company and any attempt to do so will be void AB INITIO; PROVIDED, HOWEVER, that the Purchaser may, to the extent applicable, assign any or all of such right, interest or obligation in connection with a transfer of all or any part of the Purchaser's interests in the Company permitted under the Amended and Restated Governance Agreement. Subject to the preceding sentence, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, including, without limitation, any holder of the Shares.

         XI.9 HEADINGS; CONSTRUCTION. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of CONTRA PROFERENTUM. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."

         XI.10 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         XI.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         XI.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         XI.13  LIMITED RECOURSE.  Notwithstanding anything in this
Agreement, any Transaction Document or any other document, agreement or instrument contemplated hereby to the contrary, the obligations of the Purchaser hereunder shall be without recourse to any Affiliate of the Purchaser or any stockholder, partner, member, officer, director, manager, employee or agent of Purchaser or such Affiliates, and shall be limited to the assets of the Purchaser.

         XI.14 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE COMPANY AND THE PURCHASER CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR THE TRANSACTION DOCUMENTS MAY BE LITIGATED IN SUCH COURTS. EACH OF THE COMPANY AND THE PURCHASER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTION DOCUMENTS. EACH OF THE COMPANY AND THE PURCHASER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FIFTEEN
(15) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST ANY OF THE OTHER PARTIES HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

                              [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.


                        LIH HOLDINGS II, LLC


                        By: /s/ Ira Kleinman
                           --------------------------------
                           Name:  Ira Kleinman
                           Title: Manager


                        LUND INTERNATIONAL HOLDINGS, INC.


                        By: /s/ William McMahon
                           --------------------------------
                           Name:  William J. McMahon
                           Title: President








                       [SIGNATURE PAGE TO INVESTMENT AGREEMENT]

                                      SCHEDULE I
                                    (Section 3.3)

None

                                     SCHEDULE II
                                    (Section 3.5)

None

                                     SCHEDULE III
                                    (Section 3.8)

None

                                  TABLE OF CONTENTS


                                ARTICLE I DEFINITION
1.1    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
1.2    Certain Conventions . . . . . . . . . . . . . . . . . . . . . . . . .7

                         ARTICLE II SALE OF SHARES; CLOSING
2.1   Purchase and Sale. . . . . . . . . . . . . . . . . . . . . . . . . . .7
2.2   Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

             ARTICLE  III REPRESENTATIONS AND WARRANTIES OF THE COMPANY
3.1   Organization of  the Company.. . . . . . . . . . . . . . . . . . . . .7
3.2   Power and Authority. . . . . . . . . . . . . . . . . . . . . . . . . .8
3.3   Capital. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
3.4   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
3.5   No Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
3.6   Governmental Approvals and Filings . . . . . . . . . . . . . . . . . 10
3.7   SEC Documents; Financial Statements. . . . . . . . . . . . . . . . . 10
3.8   Absence of Changes . . . . . . . . . . . . . . . . . . . . . . . . . 11
3.9   Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . 11
3.10  Other Negotiations; Brokers. . . . . . . . . . . . . . . . . . . . . 11
3.11  Exemption from Registration; Restrictions on Offer and Sale of Same or Similar Securities. . . . . . . . . . . . . . . . . . . . . . . . 12
3.12  Other Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . 12
3.13  Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

             ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
4.1   Organization; Power and Authority. . . . . . . . . . . . . . . . . . 13
4.2   No Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
4.3   Purchase for Investment. . . . . . . . . . . . . . . . . . . . . . . 13
4.4   Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

                         ARTICLE V COVENANTS OF THE COMPANY
5.1   Regulatory and Other Approvals . . . . . . . . . . . . . . . . . . . 14
5.2   Reservation of Shares. . . . . . . . . . . . . . . . . . . . . . . . 14
5.3   Venture Capital Operating Company Status . . . . . . . . . . . . . . 14
5.4   Tender Offer Materials . . . . . . . . . . . . . . . . . . . . . . . 15
5.5   Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . 15
5.6   Stockholder Consent. . . . . . . . . . . . . . . . . . . . . . . . . 15
5.7   Nasdaq National Market . . . . . . . . . . . . . . . . . . . . . . . 15
5.8   Notice and Cure. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
5.9   Fulfillment of Conditions. . . . . . . . . . . . . . . . . . . . . . 16

                ARTICLE VI CONDITIONS TO OBLIGATIONS OF THE PURCHASER
6.1   Representations and Warranties . . . . . . . . . . . . . . . . . . . 16
6.2   Performance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
6.3   Officers' Certificates . . . . . . . . . . . . . . . . . . . . . . . 17
6.4   Orders and Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . 17
6.5   Regulatory Consents and Approvals. . . . . . . . . . . . . . . . . . 17
6.6   Third Party Consents . . . . . . . . . . . . . . . . . . . . . . . . 17
6.7   Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . 18
6.8   Certificates of Designation. . . . . . . . . . . . . . . . . . . . . 18
6.9   Transaction Documents. . . . . . . . . . . . . . . . . . . . . . . . 18
6.10  Delivery of Certificates . . . . . . . . . . . . . . . . . . . . . . 18
6.11  [Intentionally Omitted]. . . . . . . . . . . . . . . . . . . . . . . 18
6.12  Merger Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . 18
6.13  Credit Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . 18
6.14  Minimum Amount of Target Shares; Offer Price . . . . . . . . . . . . 18
6.15  Conditions to Related Transactions . . . . . . . . . . . . . . . . . 18
6.16  Nasdaq National Market . . . . . . . . . . . . . . . . . . . . . . . 19
6.17  Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

                ARTICLE  VII CONDITIONS TO OBLIGATIONS OF THE COMPANY
7.1   Representations and Warranties . . . . . . . . . . . . . . . . . . . 19
7.2   Performance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
7.3   Certificate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
7.4   Orders and Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . 19
7.5   Transaction Documents. . . . . . . . . . . . . . . . . . . . . . . . 19
7.6   Tender Offer.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

ARTICLE  VIII SURVIVAL OF REPRESENTATIONS, WARRANTIES,COVENANTS AND AGREEMENTS

                             ARTICLE  IX INDEMNIFICATION
9.1   Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . 20
9.2   Method of Asserting Claims . . . . . . . . . . . . . . . . . . . . . 21

                               ARTICLE  X TERMINATION
10.1  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
10.2  Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . . 23

                              ARTICLE  XI MISCELLANEOUS
11.1  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
11.2  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . 25
11.3  Fees and Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . 25
11.4  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . 25

11.5  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
11.6  Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
11.7  Third Party Beneficiaries. . . . . . . . . . . . . . . . . . . . . . 26
11.8  No Assignment; Binding Effect. . . . . . . . . . . . . . . . . . . . 26
11.9  Headings; Construction . . . . . . . . . . . . . . . . . . . . . . . 26
11.10 Invalid Provisions . . . . . . . . . . . . . . . . . . . . . . . . . 26
11.11 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
11.12 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
11.13 Limited Recourse . . . . . . . . . . . . . . . . . . . . . . . . . . 27
11.14 Consent to Jurisdiction and Service of Process.. . . . . . . . . . . 27

EXHIBITS

EXHIBIT  A    FORM OF CLASS B-1 CERTIFICATE OF DESIGNATION

EXHIBIT  B    EXHIBIT B FORM OF SERIES A CERTIFICATE OF DESIGNATION

EXHIBIT  C    FORM OF AMENDED AND RESTATED GOVERNANCE AGREEMENT

EXHIBIT  D-1  FORM OF COMPANY'S OFFICER'S CERTIFICATE

EXHIBIT  D-2  FORM OF COMPANY'S SECRETARY'S CERTIFICATE

EXHIBIT  E    FORM OF PURCHASER'S OFFICER'S CERTIFICATE

SCHEDULES

SCHEDULE I    -    SECTION 3.3
SCHEDULE II   -    SECTION 3.5
SCHEDULE III  -

                                                                    Exhibit A to
                                                            Investment Agreement


               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                            OF CLASS B-1 COMMON STOCK

                        LUND INTERNATIONAL HOLDINGS, INC.

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware


The undersigned, _________________________, hereby certifies that:

     A. He is the duly elected and acting _________________________ of LUND INTERNATIONAL HOLDINGS, INC., Inc., a Delaware corporation (the "Corporation").

     B. Pursuant to authority given by the Corporation's Certificate of Incorporation, as amended through the date hereof (the "Certificate of Incorporation"), the Board of Directors of the Corporation duly adopted the following resolutions on __________________ , 1997, creating a new series of _______ shares of Class 13 Common Stock designated as "Class B- I Common Stock".

     C. The resolutions contained herein have not been modified, altered or amended and are presently in full force and effect.

     RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article Fourth of the Certificate of Incorporation, the Board of Directors hereby fixes and determines the powers, preferences, rights and limitations of a series of the Class B Common Stock, which shall consist of _______ shares and shall be designated as Class B-1 Common Stock (the "Class B-l Common Stock"), as follows:

4C.  CLASS B-1 COMMON STOCK.

          (i) DESIGNATION. There shall be a series of Class B Common Stock designated as the Class B-1 Common Stock (the "Class B-1 Common Stock"). The number of shares initially constituting the Class B-1 Common Stock shall be __________________.

          (ii) VOTING RIGHTS.

               (a) Except as expressly provided herein or as required under the Delaware General Corporation Law, on all matters to be voted on by the Corporation's stockholders, holders of shares of Class B-l Common Stock will be entitled to no voting rights.

               (b) Except as expressly provided herein or as expressly required under the Delaware General Corporation Law, on any matter on which holders of Class B-1 Common Stock shall be entitled to vote, they shall be entitled to one vote per share and shall. vote together as a single class with the holders of the Common Stock.

          (iii) DIVIDENDS. In the event that the Corporation shall at any time or from time to time declare, order, pay or make a dividend or other distribution (whether in cash, securities or other property) on its Common. Stock, the holders of shares of the Class B- 1 Common Stock shall be entitled to receive from the Corporation, with respect to each share of Class B-1 Common Stock held, a dividend or distribution that is the same dividend or distribution that would be received by a holder of the number of shares of Common Stock into which such share of Class B-1 Common Stock is convertible pursuant to the provisions of Section 4C(vi) hereof on the record date for such dividend or distribution, provided that (a) if a dividend or distribution is declared in shares of Common Stock, such dividend will be declared and paid on the Class B-1 Common Stock in shares of Class B-l Common Stock at the same rate per share as the Common Stock, and (b) if a dividend or distribution consists of voting securities of the Corporation other than the Common Stock, the Corporation will make available to each holder of Class B-l Common Stock, a dividend or distribution consisting of non-voting securities of the Corporation which are otherwise identical to such voting securities and which are convertible into or exchangeable for such voting securities on the same terms as the Class B-1 Common Stock is convertible into the Common Stock. Any such dividend or distribution shall be declared, ordered, paid or made on the Class B-1 Common Stock at the same time such dividend or distribution is declared, ordered, paid or made on the Common Stock.

          (iv) STOCK SPLITS: COMBINATIONS. If the Corporation, in any manner, subdivides or combines the outstanding shares of Common Stock, the outstanding shares of Class B-1 Common Stock will be proportionately subdivided or combined.

          (v) LIQUIDATION, ETC. The holders of the Class B-1 Common Stock will be entitled to share ratably with the holders of Common Stock, based upon the aggregate number of outstanding shares of Common Stock and Class B-1 Common Stock and upon the number of shares of Class B-1 Common Stock then held by each holder of Class B-l Common Stock, in all distributions to the holders of the Common Stock in any liquidation, dissolution or winding up of the Corporation.

          (vi) CONVERSION OF CLASS B-1 COMMON STOCK. On the Conversion Date, each share of Class B-l Common Stock shall automatically convert into one share of Common Stock, and such conversion shall be effective without any further action on the part of the Corporation, such holder of Class B-1 Common Stock or any other person or entity. In addition, each holder of Class B-1 Common Stock is entitled to convert all or any of such holder's shares into an equivalent number of shares of Common Stock (x) with the affirmative vote of a majority of the Independent Directors, (y) upon any transfer of such holder's shares of Class B-l Common Stock:, other than any such transfer (A) by LIH Holdings, LLC, LIH Holdings II, LLC or any of their respective Affiliates or Associates to any person or entity if, immediately after giving effect to such transfer and conversion, the transferee and its Affiliates and Associates would hold more than 49% of the Common Stock on a Fully-Diluted Basis, or (B) to LIH Holdings, LLC, LIH Holdings II, LLC or any of their respective Affiliates or Associates, or
     (z) at any time on or after the first date as of which LIH Holdings, LLC, LIH Holdings II, LLC and their respective Affiliates and Associates own (beneficially and of record), in the aggregate, more than 50% of the outstanding shares of Common Stock in a transaction that is permitted by, or is effected in accordance with the terms of the Amended and Restated Governance Agreement.

          As used in this Section 4C(vi), the following capitalized terms shall have the following meanings:

          "AFFILIATE" or "ASSOCIATE" means an affiliate or associate of a person or entity, as such terms are defined in Section 203 of the Delaware General Corporation Law.

          "AMENDED AND RESTATED GOVERNANCE AGREEMENT" means the Amended and Restated Governance Agreement, dated November 25, 1997, among LIH Holdings, LLC, LIH Holdings II, LLC, Harvest Partners III, L.P. and the Corporation, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

          "CONVERSION DATE" means the earlier of (a) September 9, 2000 and (b) the first date as of which any person or entity or group (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) other than LIH Holdings, LLC, LIH Holdings II, LLC, or any of their respective Affiliates or Associates owns, beneficially and of record, securities representing at least 50% of the Common Stock on a Fully-Diluted Basis, excluding any securities acquired by such person, entity, or group from LIH Holdings, LLC, LIH Holdings II, LLC, or any of their respective Affiliates or Associates.

          "EQUITY EQUIVALENTS" means (a) the Class B-l Common Stock and (b) any other securities which, by their terms, are or may be exercisable, convertible or exchangeable for or into Common Stock at the election of the holder thereof.

          "FULLY-DILUTED BASIS" means, with respect to the calculation of the number of shares of Common Stock,, (i) all shares of Common Stock outstanding at the time of determination and (ii) all shares of Common Stock issuable upon the exercise, conversion or exchange of any Equity Equivalents outstanding at the time of determination

          "INDEPENDENT DIRECTOR" means any person who is a director of the Corporation who is independent of and otherwise unaffiliated with LIH Holdings, LLC, LIH Holdings II, LLC, the Corporation or any of their respective Affiliates or Associates (other than as a director, or holder of beneficial ownership of less than 5% of the voting securities of the Corporation), and shall not be an officer or an employee, agent, consultant or advisor (financial, legal or other) of LIH Holdings, LLC, or their respective Affiliates or Associates, or any person who shall have served in any such capacity within the three-year period immediately preceding the date such determination is made.

          (vii)     CONVERSION PROCEDURE.

               (a) Each conversion of shares of Class B-1 Common Stock into shares of Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate in writing to the holders of the Common Stock and the Class B-l Common Stock) at any time during normal business hours. Each conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates were surrendered. At such time, the rights of the holder of the converted Class B-1 Common Stock (in its capacity as such) will cease and the person or persons or entity or entities in whose name or names the certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

               (b) Following each surrender of certificates pursuant to paragraph (a) above, the Corporation will issue and deliver, in accordance with the surrendering holder's instructions, (x) the certificate or certificates for the Common Stock issuable upon such conversion and (y) a certificate representing any shares of Class B-l Common Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

               (c) The issuance of certificates representing shares of Common Stock upon conversion of any shares of Class B-1 Common Stock will be made without charge to the holders of such converted or newly issued shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.

               (d) The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Common Stock the number of such shares sufficient for issuance upon conversions of the Class B-l Common Stock hereunder.

               (e) The Corporation will not close its books against the transfer of Common Stock in any manner which would interfere with the timely conversion of Class B-1 Common Stock.

          (viii) MERGER; ETC. In connection with any merger, consolidation, recapitalization reorganization or similar transaction in which holders of Common Stock generally receive, or are given the opportunity to receive, consideration for their shares, then, in all such circumstances, unless otherwise approved by the holders of a majority of the then outstanding shares of Class B-1 Common Stock voting as a separate class, all holders of Class B-1 Common Stock shall he given the opportunity to receive the same consideration per share for their shares as is received by holders of Common Stock, including, but not limited to, form, amount and timing of payment.

     RESOLVED, that the Board of Directors hereby authorizes and directs the officers of the Corporation, in the name and on behalf of the Corporation, and to the extent required under its corporate seal, to execute and deliver any and all other instruments, certificates and other documents, and to do any and all other acts and things, including the expenditure of corporate funds, that said officers shall deem necessary or appropriate in order to fully carry out the intent and accomplish the purposes of the resolutions adopted hereby.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by _________________________, its _________________________, and attested by _____________________________, its _________________________, this _____ day of __________________, 1997.


                                   LUND INTERNATIONAL HOLDINGS, INC.



                                   By:
                                      -----------------------------------------
                                   Name:
                                   Title:



Attest:


-----------------------------
Name:
Title:

                                                                    Exhibit B to
                                                            Investment Agreement


               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                           OF SERIES A PREFERRED STOCK

                        LUND INTERNATIONAL HOLDINGS, INC.

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware


     The undersigned, _________________________, hereby certifies that:

     A. He is the duly elected and acting _________________________ of LUND INTERNATIONAL HOLDINGS, INC., Inc., a Delaware corporation (the "Corporation").

     B. Pursuant to authority given by the Corporation's Certificate of Incorporation, as amended through the date hereof (the "Certificate of Incorporation"), the Board of Directors of the Corporation duly adopted the following resolutions on __________________ , 1997, creating a new series of _______ shares of Preferred Stock designated as "Series A Preferred Stock".

     C. The resolutions contained herein have not been modified, altered or amended and are presently in full force and effect.

     RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article Fourth of the Certificate of Incorporation, the Board of Directors hereby fixes and determines the powers, preferences, rights and limitations of a series of Preferred Stock, which shall consist of _______ shares and shall be designated as Series A Preferred Stock (the "Series A Preferred Stock"), as follows:

4B.  SERIES A PREFERRED STOCK.

     (i) DESIGNATION: STATED VALUE. There shall be a series of Preferred Stock designated as "Series A Preferred Stock." The number of shares initially constituting such series shall be __________________. The Series A Preferred Stock shall have a stated value of [________](1) per share (the "Series A Stated Value").


--------------------------
(1) To be based upon the average NASDAQ closing price of Common Stock over the 20-day period ending on the date immediately prior to the date of this Agreement.

     (ii) RANK. The Series A Preferred Stock shall, with respect to dividend and other distribution rights, and rights on liquidation, dissolution and winding up, rank (i) PARI PASSU with any class of capital stock or series of Preferred Stock hereafter created which expressly provides that it ranks PARI PASSU with the Series A Preferred Stock as to dividends, other distributions, liquidation preference and/or otherwise (collectively, the "Parity Securities"), and (ii) senior to (x) the Common Stock, the Class B Common Stock and all other securities of any class or classes (however designated) of the Corporation (other than the Series A Preferred Stock) the holders of which have the right, without limitation as to amount, after payment on any securities entitled to a preference on dividends or other distributions upon any dissolution, liquidation or winding up, either to all or to a share of the balance of payments upon such dissolution, liquidation or winding up (collectively, the "Common Stock Instruments") and (y) any other class of capital stock or series of Preferred Stock hereafter created which does not expressly provide that it ranks PARI PASSU with the Series A Preferred Stock as to dividends, other distributions, liquidation preference and/or otherwise (collectively, the "Junior Securities"). The terms "Parity Securities" and "Junior Securities" as used herein with respect to any class or series of capital stock shall only be deemed to refer to such class or series to the extent it ranks (i) PARI PASSU with or (ii) not PARI PASSU with, as applicable, the Series A Preferred Stock with respect to dividends, other distributions, liquidation preference or otherwise. The Corporation shall not issue any securities ranking senior to the Parity Securities with respect to dividends, distributions, liquidation preference or otherwise.

     (iii)     DIVIDENDS.

          (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, to the extent funds are legally available therefor in accordance with the Delaware General Corporation Law, a dividend for each such share, payable quarterly, as provided below, on the last day of each January, April, July and October, commencing on July 31, 1998 (each such date hereinafter referred to as a "Series A Dividend Payment Date"), except that if such date is not a Business Day, then such dividend shall be payable on the next succeeding Business Day, to the holders of record as they appear on the register of the Corporation for the Series A Preferred Stock of the Corporation five Business Days prior to such Dividend Payment Date (the "Series A Dividend Record Date").

          Dividends on the Series A Preferred Stock shall accrue and be paid at a rate per annum equal to 15.0 percent of the Stated Value of each share of Series A Preferred Stock outstanding on the Series A Dividend Record Date with respect to a Series A Dividend Payment Date.

          (b) Dividends on the Series A Preferred Stock shall be cumulative and shall accrue from April 30, 18 whether or not such dividends have been declared. Unpaid dividends, whether or not declared. shall compound quarterly at a rate per annum equal to 15.0% of the aggregate amount thereof' from the Series A Dividend Payment Date on which such dividend was payable as herein provided until payment of such dividend.

          (c) For so long as any shares of Series A Preferred Stock shall be outstanding, no dividend or distribution, whether in cash, stock or other property, shall be paid, declared and set apart for payment or made on any date on or in respect to any Junior Securities and no payment on account of the redemption, purchase or other acquisition or retirement for value by the Corporation shall be made on any date of shares of Junior Securities unless, in each case, the full amount of unpaid dividends accrued on all outstanding shares of Series A Preferred Stock shall have been paid or contemporaneously are declared and paid; PROVIDED, HOWEVER, that the foregoing provisions of this sentence shall not prohibit (i) a dividend payable solely in shares of Common Stock Instruments or any other Junior Securities, or (ii) the acquisition of any shares of any Common Stock Instruments or any other Junior Securities upon conversion or exchange thereof into or for any shares of any other class of Common Stock Instruments or other Junior Securities.

     In the event that the dividend to be paid to any holder of shares of Series A Preferred Stock shall be a fractional interest in a share of Series A Preferred Stock then a fractional share of Series A Preferred Stock shall be issued to such holder of shares of Series A Preferred Stock.

     (iv) REDEMPTION.

          (a) REDEMPTION BY CORPORATION. To the extent funds are legally available therefor, the Company may, at any time on or after _____________, 200__(2) redeem for the Series A Redemption Price each share of Series A Preferred Stock then outstanding. To the extent finds are legally available therefor, the Company shall, at the request of a majority of the holders of shares of Series A Preferred Stock then outstanding given at any time on and after the Put Date, redeem for the Series A Redemption Price each share of Series A Preferred Stock then outstanding. The date on which shares are redeemed pursuant to this Part iv(a) of Section 4B is referred to herein as the "Series A Redemption Date." If on the Series A Redemption Date there shall be insufficient funds of the Corporation legally available for such redemption, such amount of the funds as is legally available shall be used for the redemption requirement. Such redemption requirement shall be cumulative so that if such requirement shall not be fully discharged for any reason, finds legally available therefor shall immediately be applied thereto upon receipt by the Corporation until such requirement is discharged. The redemption price (the "Series A Redemption Price") for each outstanding share of Series A Preferred Stock to be redeemed pursuant to this Part (iv)(a) of Section 4B shall be the sum (payable in cash) of (x) the Series A Stated Value plus I v) an amount equal to all accrued and unpaid dividends thereon to the Series A Redemption Date.


--------------------------
(2) Insert the seventh anniversary of the date on which this Certificate is filed with the Office of the Secretary of State of Delaware.

          (b) PAYMENT OF SERIES A REDEMPTION PRICE. On the Series A Redemption Date, the Corporation shall pay to the holder of each share of Series A Preferred Stock being redeemed, upon surrender by such holder at the Corporation's principal executive office of the certificate representing such share, duly endorsed in blank or accompanied by an appropriate form of assignment, the Series A Redemption Price.

          (c) REDEEMED OR OTHERWISE ACQUIRED SHARES NOT TO BE REISSUED. All shares of Series A Preferred Stock redeemed pursuant to this Part (iv) of
     Section 4B or otherwise acquired by the Corporation shall be retired and shall not thereafter be reissued.

          (d) DETERMINATION OF NUMBER OF EACH HOLDER'S SHARES TO BE REDEEMED. If, for any reason, less than all of the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to Part (iv)(a) of this Section 4B, the Corporation shall determine the shares held by each holder of Series A Preferred Stock to be redeemed as hereinafter provided. The number of shares to be redeemed from each holder thereof shall be the number of shares determined by multiplying the total number of shares to be redeemed times a fraction, the numerator of which shall be the total number of shares of Series A Preferred Stock then held by such holder and the denominator of which shall be the total number of shares of Series A Preferred Stock then outstanding.

          (e) NOTICE OF REDEMPTION. Notice of any redemption of Series A Preferred Stock pursuant to Part (iv)(a) of this Section 4B, specifying the time and place of redemption and the Series A Redemption' Price shall be mailed by certified or registered mail, return receipt requested, to each holder of record of shares to be redeemed, at the address for such holder shown on the Corporation's records, not less than 15 days prior to the date on which such redemption is to be made; provided, that neither failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series A Preferred Stock to be redeemed. Such notice shall also specify the number of shares of each holder thereof and the certificate numbers thereof which are to be redeemed. In case less than all the shares represented by any certificate are redeemed, a new certificate representing the unredeemed shares shall be issued to the holder thereof without cost to such holder.

          (f) DIVIDENDS AFTER REDEMPTION DATE. Unless the Series A Redemption Price in respect of a share of Series A Preferred Stock is not made available in full to the holder thereof, from and after the Series A Redemption Date, such share of Series A Preferred Stock shall not be entitled to any dividends accruing after such date, all rights of the holder of such share, as a stockholder of the Corporation by reason of the ownership of such share, shall cease, except the right to receive the Series A Redemption Price of such share upon the presentation and surrender of the certificate representing such share, and such share shall not after such date be deemed to be outstanding for any purpose.

     (v)  LIQUIDATION RIGHTS.

          (a) Upon the dissolution liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of outstanding shares of Series A Preferred Stock shall be entitled to receive for each such share, out of the assets of the Corporation available for distribution to stockholders, before any payment or distribution to stockholders and before any payment or distribution shall be made to the holders of Common Stock or any other Junior Securities upon liquidation, an amount in cash equal to the sum of (x) the Series A Stated Value, plus (y) all accrued and unpaid dividends in respect of such share to the date of final distribution (the "Series A Liquidation Value").

          (b) After the payment to the holders of the Series A Preferred Stock of the full preferential amounts provided for in this Part (v) of Section 4B, the holders of the Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

          (c) If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the assets of the Corporation are insufficient to permit the payment in full of the Series A Liquidation Preference for each share of Series A Preferred Stock then outstanding and the full liquidating payment on all Parity Securities, then the assets of the Corporation remaining shall be ratably distributed among the holders of Series A Preferred Stock and of any Parity Securities in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full.

          (d) Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation, merger or other business combination of the Corporation with or into one or more corporations shall be deemed to be a liquidation, dissolution or winding-up voluntary or involuntary. of the Corporation.

     (vi) CONVERSION.

          (a) Immediately upon Stockholder Approval, each share of Series A Preferred Stock shall automatically convert into one share of Class B-1 Common Stock (the "Series A Conversion Ratio") and such conversion shall be effective without any further action on the part of the Corporation, such holder of Series A Preferred Stock or any other person or entity; provided, however, that in the event that Stockholder Approval occurs after April 30, 1998, in addition to the shares of Class B-1 Common Stock to be received by the holders of the Series A Preferred Stock, each holder of Series A Preferred Stock shall receive a cash payment of all accrued and unpaid dividends on the shares of Series A Preferred Stock then held by it.

          (b) Each conversion of shares of Series A Preferred Stock into shares of Class B-1 Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate in writing to the holders of the Series A Preferred Stock) at any time during normal business hours. Each conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates were surrendered. At such time, the rights of the holder of the converted Series A Preferred Stock (in its capacity as such) will cease and the person or persons or entity or entities in whose name or names the certificate or certificates for shares of Class B- 1 Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Class B-1 Common Stock represented thereby.

          (c)  Following each surrender of certificates pursuant to paragraph
     (b) above, the Corporation will issue and deliver, in accordance with the surrendering holder's instructions, (x) the certificate or certificates for the Class B-1 Common Stock issuable upon such conversion, and (y) any cash payment required to be made pursuant to Part (vi)(a) of Section 4B.

          (d) The issuance of certificates representing shares of Class B-1 Common Stock upon conversion of any shares of Series A Preferred Stock will be made without charge to the holders of such converted or newly issued shares for any issuance tax in respect thereof or other cost incurred. by the Corporation in connection with such conversion and the related issuance of shares of Class B-l Common Stock.

          (e) The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class B-1 Common Stock the number of such shares sufficient for issuance upon conversions of the Series A Preferred Stock hereunder.

          (f) The Corporation will not close its books against the transfer of Class B-1 Common Stock in any manner which would interfere with the timely conversion of Series A Preferred Stock.

          (g) If the Corporation at any time or from time to time after the Issue Date effects a subdivision of the outstanding Class B-1 Common Stock or combines the outstanding shares of the Class B-1 Common Stock, then, in each such case, the Series A Conversion Ratio in effect immediately prior to such event shall be adjusted so that each holder of shares of Series A Preferred Stock shall have the right to convert its shares of Series A Preferred Stock into the number of shares of the Class B- I Common Stock which it would have owned after the event had such shares of Series A Preferred Stock been converted immediately before the happening of such event. Any adjustment under this Part (vi)(g) of Section 4B shall become effective as of the date and time the subdivision or combination becomes effective.

          (h) In connection with any merger, consolidation, recapitalization, reorganization or similar transactions in which holders of Class B-1 Common Stock generally receive, or are given the opportunity to receive, consideration for their shares, then, in all such circumstances, unless otherwise approved by a majority of the holders of the then outstanding shares of Series A Preferred Stock voting as a separate class, all holders of Series A Preferred Stock shall be given the opportunity to receive (x) the same consideration per share for their shares (calculated as if such shares of Series A Preferred Stock had been converted into shares of Class B-l Common Stock at the Series A Conversion Rate then in effect) as is received by the holders of Class B-l Common Stock, including, but not limited to, form, amount and timing of payment, a (y) if such event occurs after April 30, 1998, all accrued and unpaid dividends with respect to such shares of Series A Preferred Stock.

     (vii) VOTING RIGHTS. Except as expressly provided herein or as required under the Delaware General Corporation Law, on all matters to be voted on by the Corporation's stockholders, holders of shares of Series A Preferred Stock will be entitled to no voting rights.

     As used in Part 4B, the following capitalized terms shall have the following meanings:

          "AFFILIATE" or "ASSOCIATE" means an affiliate or associate of a person or entity, as such terms are defined in Section 203 of the Delaware General Corporation Law.

           "EQUITY EQUIVALENTS" means (a) the Class B-l Common Stock and (b) any other securities which, by their terms, are or may be exercisable, convertible or exchangeable for or into Common Stock at the election of the holder thereof.

          "FULLY-DILUTED BASIS" means, with respect to the calculation of the number of shares of Common Stock, (i) all shares of Common Stock outstanding at the time of determination and (ii) all shares of Common Stock issuable upon the exercise, conversion or exchange of any Equity Equivalents outstanding at the time of determination.

          "ISSUE DATE" means, as to any share of Series A Preferred Stock, the date of original issuance thereof by the Corporation.

          "PUT DATE" means the earlier of (a) __________________ 200__(3), (b)
          the first date as of which any person or entity or group (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) other than LIH Holdings, LLC, LIH Holdings II, LLC, or any of their respective Affiliates or Associates owns, beneficially and of record, securities representing at least 50% of the Common Stock on a Fully-Diluted Basis, excluding any securities acquired by such person, entity, or group from LIH Holdings LLC, LIH Holdings II, LLC,


--------------------------
(3) Insert the seventh anniversary of the date on which this Certificate is filed with the Office of the Secretary of State of the State of Delaware.

          or any of their respective Affiliates or Associates, and (c) the first date as of which (and immediately prior to) the occurrence of any of the events described in Part (vi)(h) of Section 4B.

          "STOCKHOLDER APPROVAL" means the approval of at least a majority of the holders of the then outstanding shares of Common Stock present at a meeting called to approve the terms of the Class B-1 Common Stock and the conversion of the Series A Preferred Stock into shares of Class B-1 Common Stock as provided herein.


     RESOLVED, that the Board of Directors hereby authorizes and directs the officers of the Corporation, in the name of and on behalf of the Corporation, and to the extent required under its corporate seal, to execute and deliver any and all other instruments, certificates and other documents, and to do any and all other acts and things, including the expenditure of corporate funds, that said officers shall deem necessary or appropriate in order to fully carry out the intent and accomplish the purposes of the resolutions adopted hereby.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by _________________________, its _________________________, and attested by _____________________________, its _________________________, this _____ day of __________________, 1997.


                                             LUND INTERNATIONAL HOLDINGS, INC.



                                             By:
                                                -------------------------------
                                             Name:
                                             Title:



Attest:


-------------------------------
Name:
Title: